http://schemas.microsoft.com/office/word/2003/wordml2450
SUB-ITEM 77I

MFS Absolute Return Fund, a series of MFS Series Trust X, established new classes of shares as described in the prospectus contained in Post-Effective Amendment No. 78 to the Registration Statement (File Nos. 33-1657 and 811-
4492), as filed with the Securities and Exchange Commission via EDGAR on March 25, 2011, under Rule 485 under the
Securities Act of 1933.  Such description is incorporated herein by reference.